Exhibit 4.3

Registre de Commerce et des Sociétés
Numéro RCS : B217592 Référence de dépôt : L190174954 Déposé et enregistré le 22/08/2019

statuts coordonnés de “Mohawk Capital Finance S.A.” - 1 | Page

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STATUTS COORDONNES AU

1 AOÛT 2019

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Maìtre Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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La société a été constituée suivant acte reçu par Maître Carlo WERSANDT, notaire de résidence à Luxembourg, en date du 25 août 2017, publié au Recueil électronique des Sociétés et Associations (RESA), numéro RESA_2017_210 du 7 septembre 2017;

et dont les statuts ont été modifiés suivant acte reçu par Maître Carlo WERSANDT, notaire de résidence à Luxembourg, en date du 1 août 2019, non encore publié au Recueil électronique des sociétés et associations (RESA).

TITLE I.- NAME – REGISTERED OFFICE—DURATION—OBJECT

Article 1. —NAME – LEGAL FORM

There is formed a public limited liability company (société anonyme) under the name “Mohawk Capital Finance S.A.” (the “Company”) which shall be governed by the law of 10 August 1915 on commercial companies, as amended (the “Law”), as well as by the present articles of association (the “Articles”).

Article 2.—REGISTERED OFFICE

2.1 The registered office of the Company is established in Bertrange, Grand Duchy of Luxembourg (“Luxembourg”).

2.2 The board of directors may transfer the registered office of the Company within the same municipality or to any other municipality in the Grand Duchy of Luxembourg and, if necessary, subsequently amend these Articles to reflect such change of registered office.

2.3 Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by a resolution of the board of directors.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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2.4 In the event that the board of directors determines that extraordinary political, economic or social circumstances or natural disasters have occurred or are imminent that would interfere with the normal activities of the Company at its registered office, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances; such temporary measures shall have not affect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg company.

Article 3.—DURATION

3.1 The Company is incorporated for an unlimited period of time.

3.2 It may be dissolved, at any time and with or without cause by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of these articles of association.

Article 4.— OBJECT

4.1 The corporate object of the Company is to procure cash management and pooling services under any form whatsoever to all and any companies that belong to the same group of companies than the one to which the Company belongs, and, to this effect, the Company may borrow money from and grant loans, advances and guarantees in any form whatsoever to all and any entities participating in such cash management and pooling services. The Company may borrow money from the credit institutions that participate in these cash management and pooling services under any form whatsoever including, without limitation, by way of line of credit, facility, advances and otherwise and give security interest in any form whatsoever for this purpose.

4.2 The Company may borrow in any form. It may issue, notes, bonds and debentures and any kind of debt and/or equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings and/or issues of debt or equity securities to its subsidiaries, affiliated companies and/or any other companies or persons that may or may not be shareholders of the Company to the extent permitted under Luxembourg law. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or over some of its assets to guarantee its own obligations and undertakings and/or obligations and undertakings of any other companies or persons that may or may not be a shareholder of the Company, and, generally, for its own benefit and/or the benefit of any other company or person that may or may not be a shareholder of the Company.

4.3 In relation to its financing activities, the Company may acquire by subscription, purchase, and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally any securities and financial instruments issued by any public or private entity whatsoever. It may participate in the creation, development, management and control of any company or enterprise to the extent related to the Company’s financing activities. The Company shall be considered as a “Société de Participations Financières” according to the applicable provisions.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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4.4 The Company may generally employ any techniques and instruments relating to its investments for the purpose of their efficient management, including techniques and instruments designed to protect the Company against credit, currency exchange, interest rate risks and other risks.

4.5 In a general fashion it may grant assistance to affiliated companies, take any controlling and supervisory measures and carry out any operation, which it may deem useful in the accomplishment and development of its purposes.

TITLE II.- SHARE CAPITAL-SHARES

Article 5.— SHARE CAPITAL

5.1 The Company’s subscribed share capital is set at EUR 30,000 (thirty thousand euro) consisting of 300 (three hundred) ordinary shares in registered form with a par value of EUR 100 (one hundred euro) each.

5.2 The Company’s share capital may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of these articles of association or as set out in article 6 hereof.

5.3 Any new shares to be paid for in cash shall be offered by preference to the existing shareholder(s). In case of a plurality of shareholders, such shares shall be offered to the shareholders in proportion to the number of shares held by them in the Company’s share capital. The board of directors shall determine the time period during which such preferential subscription right may be exercised, which may not be less than fourteen (14) days from the date of dispatch of a registered mail or any other means of communication individually accepted by the addressees and ensuring access to the information sent to the shareholders announcing the opening of the subscription period. The general meeting of shareholders may limit or cancel the preferential subscription right of the existing shareholders subject to quorum and majority required for an amendment of these articles of association. The board of directors may limit or cancel the preferential subscription right of the existing shareholder(s) in accordance with article 6 hereof

5.4 If after the end of the subscription period not all of the preferential subscription rights offered to the existing shareholder(s) have been subscribed by the latter, third parties may be allowed to participate in the share capital increase, except if the board of directors decides that the preferential subscription rights shall be offered to the existing shareholders who have already

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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exercised their rights during the subscription period, in proportion to the portion their shares represent in the share capital; the modalities for the subscription are determined by the board of directors. The board of directors may also decide in such case that the share capital shall only be increased by the amount of subscriptions received by the shareholders of the Company.

5.5 The Company may repurchase its own shares subject to the relevant provisions of the Law.

Article 6.—Authorised capital and Bonus shares

6.1 The authorised capital excluding the issued share capital is set at one hundred million euro (EUR 100,000,000), consisting of one million (1,000,000) shares having a par value of EUR 100 (one hundred euro) each. During a period of five (5) years from the date of incorporation or any subsequent resolutions to create, renew or increase the authorised capital pursuant to this article, the board of directors is hereby authorised to issue shares, to grant options to subscribe for shares and to issue any other instruments convertible into shares within the limits of the authorised capital to such persons and on such terms as it shall see fit and specifically to proceed with such issue without reserving a preferential right to subscribe to the shares issued for the existing shareholders.

6.2 The authorised capital of the Company may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for amendments of these articles of association.

6.3 The board of directors is authorised to allocate existing shares of the Company without consideration or to issue new shares (the “Bonus Shares”) paid up out of available reserves (i) to employees of the Company or to certain classes of such employees, (ii) to employees of companies or economic interest groupings in which the Company holds directly or indirectly at least ten percent (10%) of the share capital or of the voting rights, (iii) to employees of companies or economic interest groupings which hold directly or indirectly at least ten percent (10%) of the share capital or of the voting rights of the Company, (iv) to employees of companies or economic interest groupings in which at least fifty percent (50%) of the share capital or of the voting rights are held, directly or indirectly, by a company holding itself, directly or indirectly, at least fifty percent (50%) of the share capital of the Company and/or (v) to members of the corporate bodies of the Company or any of the other companies or economic interest groupings referred to under items (ii) to (iv) above (the “Beneficiaries of Bonus Shares”). The board of directors sets the terms and conditions of the allocation of Bonus Shares to the Beneficiaries of Bonus Shares, including the period for the final allocation and any minimum period during which such Bonus Shares cannot be transferred by their holders.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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6.4 The above authorisations may be renewed through resolution of the general meeting of the shareholders adopted in the manner required for an amendment of these articles of association and subject to the provisions of the Law, each time for a period not exceeding five (5) years.

Article 7—SHARES

7.1 The shares of the Company are and will remain in registered form (actions nominatives).

7.2 The Company may have one or several shareholders.

7.3 Death, suspension of civil rights, dissolution, bankruptcy or insolvency or any other similar event regarding any of the shareholders shall not cause the dissolution of the Company.

Article 8—Register of shares and transfer of shares

8.1 A register of shares shall be kept at the registered office of the Company, where it will be available for inspection by any shareholders. This register shall contain all the information required by the Law. Ownership of shares is established by the registration in said share register. Certificates evidencing registrations made in the register with respect to a shareholder shall be issued upon request and at the expense of the relevant shareholder. Such certificates may represent single shares of two or more shares, at the shareholder’s option.

8.2 The Company will recognise only one holder per share. In case a share is owned by several persons, they shall appoint a single representative who shall represent them in respect of the Company. The Company has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

8.3 The shares are freely transferrable in accordance with the provisions of the Law and of these Articles.

8.4 Any transfer of registered shares shall become effective (opposable) towards the Company and third parties either (i) through a declaration of transfer recorded in the register of shares, signed and dated by the transferor and the transferee or their representatives, or (ii) upon notification of a transfer to, or upon the acceptance of the transfer by the Company.

Article 9.—Debt securities

Debt securities issued by the Company in registered form (obligations nominatives) may, under no circumstances, be converted into debt securities in bearer form (obligations au porteur).

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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TITLE III.- GENERAL MEETINGS OF SHAREHOLDERS

Article 10.—Powers of the general meeting of shareholders

10.1 The shareholders exercise their collective rights in the general meeting of shareholders. Any regularly constituted general meeting of shareholders of the Company shall represent the entire body of shareholders of the Company. The general meeting of shareholders is vested with the powers expressly reserved to it by the Law and by these Articles.

10.2 If the Company has only one shareholder, any reference made herein to the “general meeting of shareholders” shall be construed as a reference to the “sole shareholder”, depending on the context and as applicable and powers conferred upon the general meeting of shareholders shall be exercised by the sole shareholder.

Article 11.—Convening of general meetings of shareholders

11.1 The general meeting of shareholders of the Company may at any time be convened by the board of directors or, as the case may be, by the statutory auditor(s).

11.2 It must be convened by the board of directors or the statutory auditor(s) upon the written request of one or several shareholders representing at least ten percent (10%) of the Company’s share capital. In such case, the general meeting of shareholders shall be held within a period of one (1) month from the receipt of such request.

11.3 The convening notice for every general meeting of shareholders shall contain the date, time, place and agenda of the meeting and may be made through announcements filed with the Luxembourg Trade and Companies’ Register and published at least fifteen (15) days before the meeting on the Recueil Electronique des Sociétés et Associations and in a Luxembourg newspaper. In such case, notices by mail shall be sent at least eight (8) days before the meeting to the registered shareholders by ordinary mail (lettre missive). Alternatively, the convening notices may be exclusively made by registered mail or, if the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information, by such means of communication.

11.4 If all of the shareholders are present or represented at a general meeting of shareholders and have waived any convening requirements, the meeting may be held without prior notice or publication.

Article 12.—Conduct of general meetings of shareholders

12.1 The annual general meeting of shareholders shall be held within six (6) months of the end of each financial year in the Grand-duchy of Luxembourg at the registered office of the Company or at such other place in the Grand Duchy of Luxembourg as may be specified in the convening notice of such meeting. Other meetings of shareholders may be held at such place and time as may be specified in the respective convening notices. Holders of debt securities are not entitled to attend meetings of shareholders

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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12.2 A board of the meeting shall be formed at any general meeting of shareholders, composed of a chairman, a secretary and a scrutineer, who need neither be shareholders nor members of the board of directors. The board of the meeting shall especially ensure that the meeting is held in accordance with applicable rules and, in particular, in compliance with the rules in relation to convening, majority requirements, vote tallying and representation of shareholders.

12.3 An attendance list must be kept at all general meetings of shareholders.

12.4 A shareholder may act at any general meeting of shareholders by appointing another person as his proxy in writing or by facsimile, electronic mail or any other similar means of communication. One person may represent several or even all shareholders.

12.5 Shareholders taking part in a meeting by conference call, through video conference or by any other means of communication allowing for their identification, allowing all persons taking part in the meeting to hear one another on a continuous basis and allowing for an effective participation of all such persons in the meeting, are deemed to be present for the computation of the quorums and votes, subject to such means of communication being made available at the place of the meeting.

12.6 Each shareholder may vote at a general meeting through a signed voting form sent by post, electronic mail, facsimile or any other means of communication to the Company’s registered office or to the address specified in the convening notice. The shareholders may only use voting forms provided by the Company which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the shareholders, as well as for each proposal three boxes allowing the shareholder to vote in favour thereof, against, or abstain from voting by ticking the appropriate box.

12.7 Voting forms which, for a proposal resolution, do not show (i) a vote in favour or (ii) a vote against the proposed resolution or (iii) an abstention are void with respect to such resolution. The Company shall only take into account voting forms received prior to the general meeting to which they relate.

12.8 The board of directors may determine further conditions that must be fulfilled by the shareholders for them to take part in any general meeting of shareholders.

Article 13—Quorum, majority and vote

13.1 Each share entitles to one vote in general meetings of shareholders.

13.2 The board of directors may suspend the voting rights of any shareholder in breach of his obligations as described by these Articles or any relevant contractual arrangement entered into by such shareholder.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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13.3 A shareholder may individually decide not to exercise, temporarily or permanently, all or part of his voting rights. The waiving shareholder is bound by such waiver and the waiver is mandatory for the Company upon notification to the latter.

13.4 In case the voting rights of one or several shareholders are suspended in accordance with article 13.2 or the exercise of the voting rights has been waived by one or several shareholders in accordance with article 13.3, such shareholders may attend any general meeting of the Company but the shares they hold are not taken into account for the determination of the conditions of quorum and majority to be complied with at the general meetings of the Company.

13.5 Except as otherwise required by the Law or these Articles, resolutions at a general meeting of shareholders duly convened shall not require any quorum and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented. Abstentions and nil votes shall not be taken into account.

Article 14—Amendments of the Articles

14.1 Except as otherwise provided herein or by the Law, these Articles may be amended by a majority of at least two thirds of the votes validly cast at general meeting at which a quorum of more than half of the Company’s share capital is present or represented. If no quorum is reached in a meeting, a second meeting may be convened in accordance with the provisions of article 11.3 which may deliberate regardless of the quorum and at which resolutions are adopted at a majority of at least two thirds of the votes validly cast. Abstentions and nil votes shall not be taken into account.

14.2 In case the voting rights of one or several shareholders are suspended in accordance with article 13.2 or the exercise of the voting rights been waived by one or several shareholders in accordance with article 13.3, the provisions of article 13.4 of these articles of association apply mutatis mutandis.

Article 15—Change of nationality

The shareholders may change the nationality of the Company by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of these Articles.

Article 16—Adjournment of general meeting of shareholders

Subject to the provisions of the Law, the board of directors may, during the course of any general meeting, adjourn such general meeting for four (4) weeks. The board of directors shall do so at the request of one or several shareholder(s) representing at least ten percent (10%) of the share capital of the Company. In the event of an adjournment, any resolution already adopted by the general meeting of shareholders shall be cancelled.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 17 – Minutes of general meetings of shareholders

17.1 The board of any general meeting of shareholders shall draw up minutes of the meeting which shall be signed by the members of the board of the meeting as well as by any shareholder upon its request.

17.2 Any copy and excerpt of such original minutes to be produced in judicial proceedings or to be delivered to any third party shall be certified as a true copy of the original by the notary having had custody of the original deed, in case the meeting has been recorded in a notarial deed, or shall be signed by the chairman of the board of directors, if any, or by any two of its members.

Article 18 – Right to ask questions

18.1 One or several shareholders holding together at least ten percent (10%) of the share capital or the voting rights may submit questions in writing to the board of directors relating to transactions in connection with the management of the Company as well as companies controlled by the Company; with respect to the latter, such questions shall be assessed in consideration of the relevant entities’ corporate interest.

18.2 In the absence of a response within one (1) month, the relevant shareholders may request the president of the chamber of the district court of Luxembourg dealing with commercial matters and sitting as in summary proceedings to appoint one or several experts in charge of drawing up a report on such related transactions

TITLE IV.- MANAGEMENT

Article 19 – Composition and powers of the board of directors

19.1 The Company shall be managed by a board of directors composed of at least three (3) members. Where the Company has been incorporated by a single shareholder or where it appears at a shareholders’ meeting that all the shares issued by the Company are held by a sole shareholder, the Company may be managed by a sole director until the next general meeting of shareholders following the increase of the number of shareholders. In such case, to the extent applicable and where the term “sole director” is not expressly mentioned in these articles of association, a reference to the “board of directors” used in these articles of association is to be construed as a reference to the “sole director”.

19.2 The board of directors is vested with the broadest powers to act in the name of the Company and to take any action necessary or useful to fulfil the Company’s corporate purpose, with the exception of the powers reserved by the Law or by these Articles to the general meeting of shareholders.

19.3 The board of directors can create one or several committees. The composition and the powers of such committee(s), the terms of the appointment, removal, remuneration and duration of the mandate of its/their members, as well as its/their rules of procedure are determined by the board of directors. The board of directors shall be in charge of the supervision of the activities of the committee(s).

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 20—Daily management

The daily management of the Company as well as the representation of the Company in relation to such daily management may be delegated to one or more directors, officers or other agents acting individually or jointly. Their appointment, removal and powers shall be determined by a resolution of the board of directors.

Article 21—Appointment, removal and term of office of directors

21.1 The directors shall be appointed by the general meeting of shareholders which shall determine their remuneration and term of office. The general meeting of shareholders may decide to appoint directors of different classes, namely class A directors (the “Class A Directors”) and class B directors (the “Class B Directors”). Any reference made hereinafter to the “directors” shall be construed as a reference to the Class A Directors and/or the Class B Directors, depending on the context and as applicable.

21.2 The term of office of a director may not exceed six (6) years and each director shall hold office until a successor is appointed. Directors may be re-appointed for successive terms.

21.3 Each director is appointed by the general meeting of shareholders at a simple majority of the votes validly cast.

21.4 Any director may be removed from office at any time with or without cause by the general meeting of shareholders at a simple majority of the votes validly cast.

21.5 If a legal entity is appointed as director of the Company, such legal entity must designate a physical person as permanent representative who shall perform this role in the name and on behalf of the legal entity. The relevant legal entity may only remove its permanent representative if it appoints a successor at the same time. An individual may only be a permanent representative of one (1) director of the Company and may not be himself a director of the Company at the same time.

Article 22—Vacancy in the office of a director

22.1 In the event of a vacancy in the office of a director because of death, legal incapacity, bankruptcy, resignation or otherwise, this vacancy may be filled on a temporary basis and for a period of time not exceeding the initial mandate of the replaced director by the remaining directors until the next meeting of shareholders which shall resolve on the permanent appointment in compliance with the applicable legal provisions.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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22.2 In case the vacancy occurs in the office of the Company’s s sole director, such vacancy must be filled without undue delay by the general meeting of shareholders.

Article 23—Convening meetings of the board of directors

23.1 The board of directors shall meet upon call by the chairman, if any, or by any director. Meetings of the board of directors shall be held at the registered office of the Company unless otherwise indicated in the notice of meeting.

23.2 Written notice of any meeting of the board of directors must be given to directors twenty-four (24) hours at least in advance of the time scheduled for the meeting, except in case of emergency, in which case the nature and the reasons of such emergency must be mentioned in the notice. Such notice may be omitted in case of consent of each director in writing, by facsimile, electronic mail or any other similar means of communication, a copy of such signed document being sufficient proof thereof. No prior notice shall be required for a board meeting to be held at a time and location determined in a prior resolution adopted by the board of directors which has been communicated to all directors.

23.3 No prior notice shall be required in case all the members of the board of directors are present or represented at a board meeting and waive any convening requirements or in the case of resolutions in writing approved and signed by all members of the board of directors.

Article 24—Conduct of meetings of the board of directors

24.1 The board of directors may elect a chairman from among its members. It may also choose a secretary who need not be a director and who shall be responsible for keeping the minutes of the meetings of the board of directors.

24.2 The chairman, if any, shall chair all meetings of the board of directors but, in his absence, the board of directors may appoint another director as chairman pro tempore by vote of the majority of the directors present or represented at any such meeting.

24.3 Any director may act at any meeting of the board of directors by appointing another director as his proxy in writing, or by facsimile, electronic mail or any other similar means of communication, a copy of the appointment being sufficient proof thereof. A director may represent one or more, but not all of the other directors.

24.4 Meetings of the board of directors may also be held by conference call or video conference or by any other means of communication, allowing all persons participating at such meeting to hear one another on a continuous basis and allowing for an effective participation in the meeting. Participation in a meeting by these means is equivalent to participation in person at such meeting.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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24.5 The board of directors may deliberate or act validly only if at least a majority of the directors are present or represented at a meeting of the board of directors. In the event the general meeting of shareholders has appointed different classes of directors, the board of directors may deliberate or act validly only if at least one (1) Class A Director and one (1) Class B Director is present or represented at the meeting.

24.6 Decisions shall be adopted by a majority vote of the directors present or represented at such meeting. In the event the general meeting of shareholders has appointed different classes of directors, decisions shall be taken by a majority of the directors present or represented including at least one (1) Class A Director and one (1) Class B Director. In the case of a tie, the chairman, if any, shall not have a casting vote.

24.7 The board of directors may, unanimously, pass resolutions by circular means when expressing its approval in writing, by facsimile, electronic mail or any other similar means of communication. Each director may express his consent separately, the entirety of the consents evidencing the adoption of the resolutions. The date of such resolutions shall be the date of the last signature.

Article 25—Conflicts of interest

25.1 Save as otherwise provided by the Law, any director who has, directly or indirectly, a financial interest conflicting with the interest of the Company in connection with a transaction falling within the competence of the board of directors, must inform the board of directors of such conflict of interest and must have his declaration recorded in the minutes of the board meeting. The relevant director may not take part in the discussions relating to such transaction or vote on such transaction. Any such conflict of interest must be reported to the next general meeting of shareholders prior to such meeting taking any resolution on any other item.

25.2 Where the Company comprises a single director, transactions made between the Company and the director having an interest conflicting with that of the Company are only mentioned in the resolution of the sole director.

25.3 Where, by reason of a conflicting interest, the number of directors required in order to validly deliberate is not met, the board of directors may decide to submit the decision on this specific item to the general meeting of shareholders.

25.4 The conflict of interest rules shall not apply where the decision of the board of directors or the sole director relates to day-to-day transactions entered into under normal conditions.

25.5 The daily manager(s) of the Company, if any, are mutatis mutandis subject to articles 25.1 to 25.4 of these Articles, provided that if only one (1) daily manager has been appointed and is in a situation of conflicting interests, the relevant decision shall be adopted by the board of directors.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 26.—Minutes of the meeting of the Board of directors and minutes of the decisions of the sole director

26.1 The minutes of any meeting of the board of directors shall be signed by the chairman, if any, or, in his absence, by the chairman pro tempore, or by any two (2) directors. Copies or excerpts of such minutes, which may be produced in judicial proceedings or otherwise, shall be signed by the chairman, if any, or by any two (2) directors.

26.2 Decisions of the sole director shall be recorded in minutes which shall be signed by the sole director. Copies or excerpts of such minutes, which may be produced in judicial proceedings or otherwise, shall be signed by the sole director.

Article 27—Dealing with third parties

27.1 The Company shall be bound towards third parties in all circumstances (i) by the signature of the sole director, or, if the Company has several directors, by the joint signature of any two (2) directors, or by the joint signature of one (1) Class A Director and one (1) Class B Director if applicable or (ii) or the joint or the sole signature of any person(s) to whom such signatory power may have been delegated by the board of directors (including by virtue of this appointment to any committees) within the limits of such delegation.

27.2 Within the limits of the daily management, the Company shall be bound towards third parties by the signature of any person(s) to whom such power may have been delegated, acting individually or jointly in accordance within the limits of such delegation.

TITLE V.—AUDIT AND SUPERVISION

Article 28.—Auditor(s)

28.1 The transactions of the company shall be supervised by one or several statutory auditors (commissaire(s)). The general meeting of shareholders shall appoint the statutory auditor(s) and shall determine their term of office, which may not exceed six (6) years.

28.2 A statutory auditor may be removed at any time, without notice and with or without cause, by the general meeting of shareholders.

28.3 The statutory auditor(s) have an unlimited right of permanent supervision and control of all transactions of the Company.

28.4 If the general meeting of shareholders of the Company appoints one or more independent auditors (reviseur(s) déntreprises agree(s)) in accordance with article 69 of the law of 19 December 2002 regarding the trade and companies´ register and the accounting and annual accounts of undertakings, as amended, the institution of statutory auditors is no longer required.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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28.5 An independent auditor may only be removed by the general meeting of shareholders for cause or with his approval.

TITLE VI.—FINANCIAL YEAR—ANNUAL ACCOUNTS—ALLOCATION OF PROFITS—INTERIM DIVIDENDS

Article 29.—Financial year

The financial year of the Company shall begin on first January fo each year and shall end on the thirty-first December of the same year.

Article 30.—Annual accounts and allocation of profits

30.1 At the end of each financial year, the accounts are closed and the board of directors draws up an inventory of the Company’s assets and liabilities, the balance sheet and the profit and loss accounts in accordance with the law.

30.2 Of the annual net profits of the Company, five percent (5%) at least shall be allocated to the legal reserve. This allocation shall cease to be mandatory as soon and as long as the aggregate amount of such reserve amounts to ten percent (10%) of the share capital of the Company.

30.3 Sums contributed to a reserve of the Company may also be allocated to the legal reserve.

30.4 In case of a share capital reduction, the Company´s legal reserve may be reduced in proportion so that it does not exceed ten percent (10%) of the share capital.

30.5 Upon recommendation of the board of directors, the general meeting of shareholders shall determine how the remainder of the Company’s profits shall be used in accordance with the Law and these Articles.

30.6 Distributions shall be made to the shareholders in proportion to the number of shares they hold in the Company.

Article 31.—Interim dividends, share premium and assimilated premiums

31.1 The board of directors may proceed with the payment of interim dividends subject to the provisions of the Law.

31.2 Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the Law and these Articles.

TITLE VII.—LIQUIDATION

Article 32.—Liquidation

32.1 In the event of dissolution of the Company in accordance with article 3.2 of these Articles, the liquidation shall be carried out by one or several liquidators who are appointed by the general meeting of shareholders deciding on such dissolution and which shall determine their powers and their remuneration. Unless otherwise provided, the liquidators shall have the most extensive powers for the realisation of the assets and payment of the liabilities of the Company.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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32.2 The surplus resulting from the realisation of the assets and the payment of the liabilities shall be distributed among the shareholders in proportion to the number of shares of the Company held by them.

TITLE VIII.—FINAL CLAUSE—GOVERNING LAW

Article 33. —Governing law

All matters not expressly governed by these Articles shall be determined in accordance with the Law.

Suit la traduction en français du texte qui précède

TITRE I. NOM—OBJET—DUREE—SIEGE SOCIAL

Article 1—Nom—Forme juridique

Il est établi une société anonyme sous la dénomination de « Mohawk Capital Finance S.A. » (ci-après, la « Société »), qui sera régie par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la « Loi ») et les présents statuts (les « Statuts »).

Article 2—Siège social

2.1 Le siège social de la Société est établi à Bertrange, Grand-Duché de Luxembourg.

2.2 Il pourra être transféré en tout autre lieu au sein de la même municipalité ou dans toute autre municipalité du Grand-Duché de Luxembourg, le cas échéant, modifier ultérieurement ces articles afin de refléter le changement de siège social.

2.3 Des succursales ou d’autres bureaux pourront être établis tant au Grand-Duché de Luxembourg qu’à l’étranger par résolutions du conseil d’administration de la Société.

2.4 Si le conseil d’administration conclut que des événements extraordinaires d’ordre politique, économique ou social, ou des catastrophes naturelles ont eu lieu ou sont imminents et que ces événements sont de nature à compromettre l’activité normale de la Société à son siège social, le siège social pourra être transféré provisoirement à l’étranger jusqu’à cessation complète de ces circonstances anormales ; ces mesures provisoires n’auront aucun effet sur la nationalité de la Société laquelle, nonobstant ce transfert provisoire du siège social, restera une société de droit luxembourgeois

Article 3—Durée

3.1 La Société est constituée pour une période indéterminée.

3.2 La Société peut être dissoute, à tout moment, avec ou sans raison, par résolution de l’assemblée générale des actionnaires statuant comme en matière de modifications des présents Statuts.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 4—Objet

4.1 La Société a pour objet de procurer une gestion financière et des services communs de gestion sous quelque forme que ce soit à toutes les sociétés qui appartiennent au même groupe de sociétés que celui auquel la Société appartient et, à cet effet, elle pourra emprunter de l’argent et octroyer des prêts, des avances et des garanties sous quelque forme que ce soit à toutes les entités participant à cette gestion de fonds et services communs. La Société pourra emprunter de l’argent aux institutions de crédit qui participent à cette gestion de fonds et services communs sous quelque forme que ce soit, limitation, par voie de lignes de crédits, facilités, avances et autrement et donner des garanties sous quelque forme que ce soit dans ce but.

4.2 La Société pourra emprunter sous quelque forme que ce soit. Elle peut procéder, à l’émission de parts sociales et obligations et d’autres titres représentatifs d’emprunts et/ou de créances. La Société pourra prêter des fonds, sans limitation, résultant des emprunts et/ou des émissions d’obligations ou de valeurs, à ses filiales, sociétés affiliées et/ou toute autre société ou personne qui peuvent être associés ou non de la Société, dans la limite de ce qui est permis par la loi luxembourgeoise. La Société pourra aussi donner des garanties et nantir, transférer, grever ou créer de toute autre manière et accorder des sûretés sur toutes ou partie de ses actifs afin de garantir ses propres obligations et engagements et/ou obligations et engagements de toute autre société ou personne qui peuvent être associés ou non de la Société, et, de manière générale, en sa faveur et/ou en faveur de toute autre société ou personne qui peuvent être associés ou non de la Société.

4.3 En ce qui concerne ses activités de financement, la Société pourra en particulier acquérir par souscription, achat, et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette et en général toutes valeurs ou instruments financiers émis par toute entité publique ou privée. Elle pourra participer dans la création, le développement, la gestion et le contrôle de toute société ou entreprise. La Société sera considérée comme une Société de Participations Financières selon les mesures en vigueur.

4.4 La Société peut, d’une manière générale, employer toutes techniques et instruments liés à des investissements en vue d’une gestion efficace, y compris des techniques et instruments destinés à la protéger contre les créanciers, fluctuations monétaires, fluctuations de taux d’intérêt et autres risques.

4.5 D’une manière générale, elle pourra prêter assistance à toute société affiliée, prendre toutes mesures de contrôle et de supervision et exécuter toutes opérations qu’elle estimera utiles dans l’accomplissement et le développement de son objet.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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TITRE II. CAPITAL SOCIAL—ACTIONS

Article 5—Capital social

5.1 Le capital social de la Société est fixé à EUR 30.000 (trente mille euros) représenté par 300 (trois cent) actions d’une valeur de EUR 100 (cent euro) chacune.

5.2 Le capital social de la Société peut être augmenté ou réduit par une résolution prise par l’assemblée générale des actionnaires statuant comme en matière de modifications des Statuts, tel que prescrit à l’article 6 ci-après.

5.3 Toute nouvelle action devant être payée en espèce devra être proposée en priorité aux actionnaires existants. En cas de pluralité d’actionnaires, lesdites actions seront proposées aux actionnaires en proportion du nombre d’actions qu’ils détiennent dans le capital social de la Société. Le conseil d’administration fixera la période durant laquelle ce droit préférentiel de souscription peut être exercé, cette période ne pouvant être inférieure à quatorze (14) jours à compter de la date d’’envoi par lettre recommandée aux actionnaires, ou tout autre moyen de communication accepté individuellement par les destinataires et assurant un accès à l’information, de l’annonce de l’ouverture de la période de souscription. L’assemblée générale des actionnaires peut limiter ou annuler le droit préférentiel de souscription des actionnaires existants, sous réserve que les conditions de quorum et de majorité requises en matière de modifications des Statuts sont réunies. Le conseil d’administration peut limiter ou annuler le droit de souscription préférentiel du ou des actionnaires existants conformément à l’article 6 ci-après.

5.4 Si, à la fin de la période de souscription, tous les droits préférentiels de souscription des actionnaires existants n’ont pas été exercés par ceux-ci, des tiers peuvent être autorisés à participer à l’augmentation de capital, sauf si le conseil d’administration décide que les droits préférentiels de souscription doivent être proposés aux actionnaires existants qui ont déjà exercé leurs droits durant la période de souscription, en proportion de la part que leurs actions représentent dans le capital social ; les modalités de la souscription sont fixées par le conseil d’administration. Le conseil d’administration peut également décider dans un tel cas que le capital social ne sera augmenté que par le montant des souscriptions reçues de la part des actionnaires de la Société.

5.5 La Société pourra racheter ses propres actions dans les limites prévues par la loi.

Article 6—Capital autorisé et Actions gratuites

6.1 Le capital autorisé de la Société excluant le capital social émis est établi à cent millions d’euros (EUR 100,000,000) divisé en un million (1,000,000) d’actions d’une valeur de EUR 100 ( cent euro) chacune. Pendant une durée de cinq (5) ans à compter de la date de constitution de la Société ou de toute résolution créant, renouvelant ou augmentant le capital autorisé de la Société

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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selon le présent article 5 des Statuts, le conseil d’administration est par les présentes autorisé à émettre des actions, octroyer des options de souscription d’actions et à émettre tout instrument convertible en actions dans les limites du capital autorisé aux personnes et selon les termes qu’il juge adéquates et, spécifiquement, peut procéder à une telle émission sans réserver de droit préférentiel de souscription aux actionnaires existants quant aux actions ainsi émises.

6.2 Le capital autorisé de la Société peut être augmenté ou réduit par résolution de l’assemblée générale des actionnaires adoptée selon les conditions requises en matière de modifications des Statuts.

6.3 Le conseil d’administration est autorisé à allouer les actions existantes de la Société sans considération ou à émettre de nouvelles actions (les « Actions Gratuites ») à partir des réserves disponibles de la Société (i) aux employés de la Société ou à certaines catégories d’employés, (ii) aux employés de sociétés ou groupements d’intérêt économique dans lesquels la Société détient, directement ou indirectement, au moins dix pourcents (10%) du capital social ou des droits de vote, (iii) aux employés des sociétés ou groupements d’intérêt économique qui détiennent, directement ou indirectement, au moins dix pourcents (10%) du capital social ou des droits de vote de la Société, (iv) aux employés de sociétés ou groupements d’intérêt économique dans lesquels au moins cinquante pourcents (50%) du capital social ou des droits de vote sont détenus, directement ou indirectement, par une société qui elle-même détient, directement ou in directement, au moins cinquante pourcents (50%) du capital social de la Société, et/ou (v) aux membres des organes sociaux de la Société ou de tout autre société ou groupement d’intérêt économique auquel il est fait référence dans les points (ii) à (iv) ci-dessus (les « Bénéficiaires d’Actions Gratuites »). Le conseil d’administration définit les termes et conditions de l’allocation d’Actions Gratuites aux Bénéficiaires d’Actions Gratuites, y compris la période pour l’allocation finale et la période minimum, le cas échéant, durant laquelle lesdites Actions Gratuites ne peuvent être cédées par leurs détenteurs.

6.4 Les autorisations reprises ci-dessus peuvent être renouvelées par résolution de l’assemblée générale des actionnaires adoptée selon les conditions requises en matière de modifications des Statuts et sous réserve des dispositions de la Loi, à chaque fois pour une période ne pouvant excéder cinq (5) ans.

Article 7—Actions

7.1 Les actions de la Société sont émises et resterons sous forme nominative.

7.2 La Société peut avoir un ou plusieurs actionnaires.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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7.3 La Société ne sera pas dissoute par suite du décès, de l’interdiction, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre événement similaire affectant un ou plusieurs associés.

Article 8—Registre des actions et transfert des actions

8.1 Un registre des actionnaires sera tenu au siège social de la Société où il pourra être consulté par tout actionnaire. Ce registre contiendra toutes les informations requises par la Loi. La propriété des actions sera établie par inscription dans ledit registre. Les certificats confirmant une telle inscription seront émis sur demande et aux frais de l’actionnaire concerné. Ces certificats peuvent représenter une ou plusieurs actions, selon le souhait de l’actionnaire.

8.2 La Société ne reconnait qu’un détenteur pour chaque action. S une action est détenue par plusieurs personnes, ils devront nommer une représentant unique qui es représentera vis-à-vis de la Société. La Société a le droit de suspendre l’exercice de tout droit attaché à cette action, à l’exception des droits à information correspondants, jusqu’à ce que ledit représentant unique ait été nommé.

8.3 Les actions sont librement cessibles selon les termes de la Loi et des présents Statuts.

8.4 Tout transfert d’actions nominatives sera effectif (opposable) vis-à-vis de la Société et des tiers soit (i) suite à une déclaration de transfert enregistrée dans le registre des actions, signée et datée par le cédant et le cessionnaire ou leurs représentants, ou (ii) suite à la notification du transfert à la Société, ou suite à l’acceptation de ce transfert par la Société.

Article 9—Titres de créance

Les titres de créance émis par la Société sous forme nominative (obligations nominatives) ne peuvent en aucun cas être convertis en titres de créance au porteur (obligations au porteur).

TITRE III. ASSEMBLEE GENERALE DES ACTIONNAIRES

Article 10—Pouvoirs de l’assemblée générale des actionnaires

10.1 Les actionnaires exercent leurs droits collectifs au sein de l’assemblée générale des actionnaires. Toute assemblée générale des actionnaires de la Société régulièrement constituée représente tous les actionnaires de la Société. Elle dispose des pouvoirs qui lui sont expressément conférés par la Loi ou les présents Statuts.

10.2 Si la Société n’a qu’un seul actionnaire, toute référence dans les présents Statuts à « l’assemblée générale des actionnaires » sera une référence à « l’actionnaire unique », selon le contexte, et les pouvoirs conférés à l’assemblée générale des actionnaires seront exercés par l’actionnaire unique.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 11—Convocation aux assemblées générales des actionnaires

11.1 L’assemblée générale des actionnaires de la Société peut être convoquée à tout moment par le conseil d’administration ou, le cas échéant, par le(s) commissaire(s) aux comptes.

11.2 Elle doit être convoquée par le conseil d’administration ou le(s) commissaire(s) aux comptes sur demande écrite d’un ou plusieurs actionnaires représentants au moins dix pourcents (10%) du capital social de la Société. Dans un tel cas, l’assemblée générale des actionnaires dans une période d’un mois à compter de la réception de ladite demande.

11.3 La convocation à toute assemblée générale des actionnaires doit contenir la date, l’heure, le lieu et l’ordre du jour de l’assemblée et peut être effectuée par annonces déposées au Registre de Commerce et des Sociétés et publiées au Registre Electronique des Sociétés et Associations et dans un journal luxembourgeois au moins quinze (15) jours avant la date de l’assemblée. Dans ce cas, les notifications doivent être envoyées par voie postale (lettre missive) au moins huit (8) jours avant la date de l’assemblée aux actionnaires nominatifs. Alternativement, les convocations peuvent être faites uniquement par voie de lettres recommandées ou, si les destinataires ont individuellement accepté de recevoir les convocations par un autre moyen de communication assurant l’accès à l’information, par cet autre moyen de communication.

11.4 Si tous les actionnaires sont présents ou représentés à l’Assemblée Générale, et renoncent aux formalités de convocation, celle-ci pourra être tenue sans convocation préalable.

Article 12—Conduite des assemblées générales des actionnaires

12.1 L’assemblée générale annuelle des actionnaires sera tenue dans le délai de six (6) mois suivant la fin de l’exercice social au Grand-duché de Luxembourg au siège social de la Société ou à tout autre lieu situé au Grand-duché de Luxembourg indiqué dans les convocations. Les autres assemblées des actionnaires peuvent être tenue en tout lieu et à toute date, tel que spécifié dans la convocation correspondante. Les detenteurs d’obligations ne sont pas tenus d’assister aux assemblées d’actionnaires.

12.2 Un bureau de l’assemblée sera constitué à toute assemblée générale des actionnaires, composé d’un président, d’un secrétaire et d’un scrutateur, qui ne doivent ni être des actionnaires ni des membres du conseil d’administration. Le bureau de l’assemblée s’assure spécifiquement que l’assemblée est tenue en conformité avec les règles applicables et, en particulier, les règles relatives à la convocation, aux exigences de quorum et de majorité, à la validation des suffrages et à la représentation des actionnaires.

12.3 Une liste de présence doit être établie pour toute assemblée générale des actionnaires.

12.4 Chaque actionnaire pourra prendre part aux assemblées générales des actionnaires de la Société en désignant par écrit, en original, par téléfax, par courriel ou par tout autre moyen de communication similaire, une autre personne comme mandataire. Une personne peut représenter plusieurs et même tous les actionnaires.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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12.5 Les actionnaires participant aux assemblées par conférence téléphonique, vidéo-conférence ou tout autre moyen de communication grâce auquel les actionnaires peuvent être identifiés, toute personne participant à l’assemblée peut entendre et parler avec les autres participants de façon continue, et permettant une délibération effective, sont supposés être présents pour le calcul du quorum et des votes, dans la mesure ou lesdits moyens de communication dont disponibles au lieu où se tient l’assemblée.

12.6 Tout actionnaire peut voter à l’assemblée générale par le biais d’un formulaire de vote envoyé au siège social de la Société ou à l’adresse indiquée dans la convocation par voie postale, courriel, facsimile ou tout autre moyen de communication. Les actionnaires ne peuvent utiliser que les formulaires de vote fournis par la Société qui indiquent au moins la date, l’ordre du jour de l’assemblée, et les propositions soumises au vote des actionnaires, et pour chaque proposition trois cases leur permettant de voter en faveur, contre ou de s’abstenir en cochant la case correspondante.

12.7 Les formulaires de vote qui, pour une résolution proposée, n’indiquent pas (i) un vote en faveur ou (ii) un vote contre la résolution proposée ou (iii) une abstention sont nuls vis-à-vis de ladite résolution. La Société ne peut tenir compte que des formulaires de vote reçus avant l’assemblée auxquels ils se réfèrent. Le conseil d’administration peut fixer des conditions supplémentaires devant être remplies par les actionnaires pour prendre part aux assemblées générales des actionnaires.

12.8 Le conseil d’administration peut déterminer d’autres conditions qui doivent être remplies par les actionnaires afin de participer à une assemblée générale des actionnaires.

Article 13—Quorum, majorité et vote

13.1 Chaque action donne droit à une voix lors des assemblées générale des actionnaires.

13.2 Le conseil d’administration peut suspendre les droits de vote de tout actionnaire en infraction avec ses obligations telles que décrites dans les présents Statuts ou dans tout autre accord contractuel conclu avec ledit actionnaire.

13.3 Un actionnaire peut décider individuellement de ne pas exercer, de façon temporaire ou permanente, tout ou partie de ses droits de vote. L’actionnaire faisant une telle renonciation y est tenu, et la Société, et la renonciation est contraignante pour la Société dès sa notification.

13.4 Dans le cas où les droits de vote de un ou plusieurs actionnaires sont suspendus selon les termes de l’article 13.2, ou si un ou plusieurs actionnaires renoncent à l’exercice de ses droits de vote selon les termes de l’article 13.3, lesdits actionnaires peuvent néanmoins participer aux assemblées générales de la Société mais leurs actions de seront pas prises en compte pour la détermination du quorum et des conditions de majorité requises pour la tenue des assemblées générales de la Société.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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13.5 Sauf dans les cas prévus par la Loi ou les présents Statuts, les résolutions prises aux assemblées générales des actionnaires dument convoquées n’exigent aucun quorum et seront adoptées à la majorité simple des votes exprimés sans tenir compte de la portion du capital social qu’ils représentent. Les abstentions et les votes nuls ne seront pas pris en compte.

Article 14—modification des Statuts

14.1 Sauf dans les cas prévus par les présents Statuts ou par la Loi, les Statuts peuvent être modifiés par décision prise à la majorité des deux tiers (2/3) des votes valablement exprimés à l’assemblée générale pour laquelle un quorum de plus de la moitié du capital social de la Société est présent ou représenté. Si le quorum requis n’est pas atteint lors de la première assemblée générale, les associés peuvent être convoqués ou consultés une deuxième fois selon dans les conditions de l‘article 11.3 et cette deuxième assemblée peut délibérer sans exigence de quorum, les résolutions étant adoptées à la majorité des deux tiers (2/3) des votes exprimés. Les abstentions et les votes nuls ne seront pas pris en compte.

14.2 Dans le cas où les droits de vote de un ou plusieurs actionnaires sont suspendus selon les termes de l’article 13.2, ou si un ou plusieurs actionnaires renoncent à l’exercice de ses droits de vote selon les termes de l’article 13.3, les conditions de l’article 13.4 des Statuts s’appliquent mutatis mutandis.

Article 15—Changement de nationalité

Les actionnaires peuvent changer la nationalité de la Société par résolution de l’assemblée générale des actionnaires prise dans les conditions requises pour la modification des Statuts.

Article 16—Ajournement des assemblées générales des actionnaires

Sous réserve des dispositions de la Loi, le conseil d’administration peut, au cours d’une assemblée générale, ajourner ladite assemblée pour un délai de quatre (4) semaines. Le conseil d’administration se doit de procéder à un tel ajournement sur demande d’un ou plusieurs actionnaires représentant au moins dix pourcents (10%) du capital social de la Société. Dans un tel cas, toute résolution adoptée par l’assemblé générale des actionnaires sera annulée.

Article 17—Procès-verbaux des assemblées générales des actionnaires

17.1 Le bureau de toute assemblée générale des actionnaires doit établir un procès-verbal de l’assemblée qui sera signé par les membres du bureau de l’assemblée ainsi que les actionnaires sur demande.

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17.2 Les copies ou extraits de procès-verbaux destinés à servir en justice ou ailleurs seront certifiés en tant que copies conformes à l’original par le notaire qui a enregistré l’acte original, si l’assemblée s’est tenue devant notaire, ou signés par le président du conseil d’administration ou par deux de ses membres.

Article 18—Droit de poser des questions

18.1 Un ou plusieurs actionnaires détenant ensemble au moins dix pourcents (10%) du capital social ou des droits de vote de la Société peuvent soumettre par écrit au conseil d’administration toute question relative aux transactions en lien avec le management de la Société ou des sociétés contrôlées par la Société ; pour ces dernières, les questions seront appréciées eu égard à l’intérêt social des sociétés concernées.

18.2 En l’absence de réponse dans le délai d’un (1) mois, les actionnaires qui ont posé la question peuvent demander au présent de la chambre du tribunal d’arrondissement siégeant en matière commerciale et statuant dans le cadre du référé de nommer un ou plusieurs expert(s) en charge de l’établissement d’un rapport sur les transactions concernées.

TITRE IV. GESTION

Article 19—Composition et pouvoirs du conseil d’administration

19.1 La Société est administrée par un Conseil d’Administration comprenant au moins trois (3) membres. Si la Société a été constituée par un actionnaire unique, ou lorsqu’il apparait lors d’une assemblée générale que toutes les actions émises par la Société sont détenues par un actionnaire unique, la Société peut être administrée par un administrateur unique jusqu’à la prochaine assemblée générale des actionnaires constatant une augmentation du nombre des actionnaires de la Société. Dans un tel cas, dans la limite de ce qui est applicable et lorsque le terme « administrateur unique » n’est pas mentionné, toute référence au « conseil d’administration » dans les présents Statuts sera interprétée comme une référence à l’ « administrateur unique ».

19.2 Le conseil d’administration est investi des pouvoirs les plus larges pour agir au nom de la Société et accomplir tous les actes nécessaires ou utiles à l’accomplissement de l’objet de la Société., à l’exception des pouvoirs expressément réservés par la Loi ou par les Statuts à l’assemblée générale des actionnaires.

19.3 Le conseil d’administration peut créer un ou plusieurs comités. La composition et les pouvoirs de ces comités, la portée des mandats, les conditions de révocation, de rémunération et la durée des mandats de ses membres, ainsi que les règles de procédure, sont fixées par le conseil d’administration. Le conseil d’administration est en charge de la supervision des activités des comités.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 20—Gestion journalière

La gestion journalière de la Société, ainsi que la représentation de la Société par rapport à sa gestion journalière, peuvent être déléguées à un ou plusieurs administrateurs, agents ou autres, agissant individuellement ou conjointement. Leur nomination, révocation et pouvoirs seront fixés par résolution du conseil d’administration.

Article 21—Nomination, révocation et mandat des administrateurs

21.1 Le(s) administrateur(s) sont nommés par l’assemblée générale des actionnaires, qui détermine leur rémunération et la durée de leur mandat. L’assemblée générale des actionnaires peut décider de nommer des administrateurs de différentes classes, à savoir les administrateurs de classe A (les « administrateurs de classe A » ) et les administrateurs de classe B (les «administrateurs de classe B»). Toute référence faite ci-après aux «administrateurs» doit être interprétée comme une référence aux administrateurs de classe A et/ou aux administrateurs de classe B, selon le contexte et selon le cas.

21.2 Les administrateurs sont élus pour un terme ne pouvant excéder six (6) ans et doivent rester en charge jusqu’à ce qu’un successeur soit nommé. Les administrateurs sont rééligibles.

21.3 Chaque administrateur est nommé par l’assemblée générale des actionnaires à la majorité simple des votes exprimés.

21.4 Un administrateur peut être révoqué à tout moment avec ou sans motif par l’assemblée générale des actionnaires à la majorité simple des votes exprimés.

21.5 Lorsqu’une personne morale est nommée administrateur de la Société, la personne morale doit désigner une personne physique en tant que représentant permanent, qui exercera cette fonction au nom et pour le compte de la personne morale. La personne morale ne peut révoquer son représentant permanent que si elle nomme en même temps son successeur. Un individu ne peut qu’agir en tant que représentant permanent d’un (1) seul administrateur de la Société et ne peut lui-même être un administrateur de la Société au même moment.

Article 22—Vacance d’un mandat d’administrateur

22.1 En cas de vacance d’un poste d’administrateur pour cause de décès, incapacité légale, banqueroute, démission ou toute autre cause, cette vacance peut être comblée temporairement et pour une période ne pouvant excéder le terme du mandat de l’administrateur remplacé par les administrateurs restants jusqu’à la prochaine Assemblée Générale, qui devra statuer sur la nomination permanente conformément aux dispositions légales applicables.

22.2 En cas de vacance du mandat d’administrateur unique, cette vacance doit être comblée dans un délai raisonnable par l’assemblée générale des actionnaires.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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Article 23—Convocation aux réunions du conseil d’administration

23.1 Les réunions du conseil d’administration seront convoquées par le président, le cas échéant, ou par tout administrateur. Les réunions du conseil d’administration se tiendront au siège social de la Société, sauf indication contraire dans l’avis de convocation.

23.2 Avis écrit de toute réunion du Conseil d’Administration sera donné à tous les administrateurs au moins 24 (vingt-quatre) heures avant la date prévue pour la réunion, sauf s’il y a urgence, auquel cas la nature et les motifs de cette urgence seront mentionnés dans l’avis de convocation. Une telle convocation n’est pas nécessaire en cas d’accord de chaque administrateur de la Société donné par écrit, par facsimile, courriel ou tout autre moyen de communication, une copie dudit document signé constituant une preuve suffisante. Une convocation spéciale ne sera pas requise pour une réunion du conseil d’administration se tenant à une heure et à un endroit prévus dans une résolution préalablement adoptée par le conseil d’administration.

23.3 Aucune convocation préalable n’est requise si tous les administrateurs de la Société sont présents ou représentés lors du conseil d’administration et renoncent à ladite convocation, ou dans le cas de résolutions circulaires approuvées et signées par tous les membres du conseil d’administration.

Article 24—Déroulement des réunions du conseil d’administration

24.1 Le Conseil d’Administration peut nommer un président parmi ses membres. Il peut également désigner un secrétaire, administrateur ou non, qui sera en charge de la tenue des procès-verbaux des réunions du conseil d’administration.

24.2 Le président, le cas échéant, présidera toutes les réunions du conseil d’administration. En son absence, le conseil d’administration peut nommer un autre administrateur en tant que président pro tempore par un vote à la majorité simple des administrateurs présents ou par procuration à la réunion en question.

24.3 Tout administrateur peut se faire représenter à toute réunion du conseil d’administration en désignant par écrit, facsimile, courriel ou tout autre moyen de communication, un autre administrateur comme son mandataire. Un administrateur peut représenter un ou plusieurs administrateurs, mais pas tous les administrateurs.

24.4 Les réunions du conseil d’administration peuvent également être tenues par conférence téléphonique, vidéo-conférence ou tout autre moyen de communication grâce auquel les administrateurs peuvent être identifiés, toute personne participant à la réunion peut entendre et parler avec les autres participants de façon continue, et permettant une délibération effective. Une participation à la réunion par un tel moyen est équivalente à une participation en personne à cette réunion.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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24.5 Le Conseil d’Administration ne pourra délibérer ou agir valablement que si la majorité au moins des administrateurs est présente ou représentée à une réunion du conseil d’administration. Si l’assemblée générale des actionnaires a nommé différentes classes d’administrateurs, le conseil d’administration peut délibérer ou agir valablement que si au moins un (1) administrateur de classe A et un (1) administrateur de classe B est présent ou représenté à l’assemblée.

24.6 Les décisions sont adoptées à la majorité des voix des administrateurs présents ou représentés à cette assemblée. Dans le cas où l’assemblée générale des actionnaires a nommé différentes catégories d’administrateurs, les décisions sont prises à la majorité des administrateurs présents ou représentés, y compris au moins un (1) administrateur de classe A et un (1) directeur de classe B. Dans le cas d’une égalité, le président, le cas échéant, ne doit pas voter.

23.7 Le conseil d’administration peut, unanimement, prendre des résolutions par résolution circulaire en exprimant son approbation par écrit, facsimile, courriel ou tout autre moyen de communication. Chaque administrateur peut exprimer son consentement séparément, la totalité des consentements constitue la preuve de l’adoption des résolutions. La date d’une telle décision sera la date de la dernière signature.

Article 25—Conflits d’intérêts

25.1 Sauf dispositions contraires de la Loi, au cas où un administrateur aurait, directement ou indirectement, un intérêt financier entrant en conflit avec l’intérêt de la Société par rapport à une transaction entrant dans le champ de compétence du conseil d’administration, cet administrateur devra informer le conseil d’administration de son intérêt contraire et sa déclaration devra être enregistrée dans le procès-verbal de la réunion. Ledit administrateur ne délibérera et ne prendra pas part au vote sur cette affaire. Rapport devra être fait au sujet de cette affaire et de l’intérêt personnel de cet administrateur à la prochaine assemblée générale avant que ladite assemblée ne prenne une autre résolution sur tout autre sujet.

25.2 Lorsque la société est gérée par un administrateur unique, les transactions conclues entre le Société et cet administrateur ayant un intérêt contraire avec celui de la Société sont simplement mentionnées dans la résolution de l’administrateur unique.

25.3 Si, en raison d’un intérêt contraire, le nombre d’administrateurs requis afin de valablement délibérer n’est pas réuni, le conseil d’administration peut décider de soumettre la décision à l’assemblée générale des actionnaires.

25.4 Les règles relatives au conflit d’intérêt ne s’appliquent pas aux résolutions du conseil d’administration ou de l’administrateur unique concernant les opérations réalisées dans le cadre ordinaire des affaires courantes de la Société lorsqu’elles sont conclues à des conditions normales.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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25.5 Les délégués à la gestion journalière de la Société, le cas échéant, sont sujets mutatis mutandis aux articles 25.1 à 25.4 des Statuts. Si un (1) seul délégué à la gestion journalière a été nommé et que celui-ci est dans une situation de conflit, la décision concernée doit être prise par le conseil d’administration.

Article 26—Procès-verbaux des décisions du conseil d’administration et de l’administrateur unique

26.1 Les procès-verbaux des réunions du conseil d’administration sont signés par le président, le cas échéant, ou, en son absence, par le président pro tempore ou par deux (2) administrateurs. Les copies ou extraits de ces procès-verbaux. Les copies ou extraits de procès-verbaux destinés à servir en justice ou ailleurs seront signés par le président ou par deux (2) administrateurs.

26.2 Les résolutions prises par l’administrateur unique seront inscrites dans des procès-verbaux signés par l’administrateur unique. Les copies ou extraits de procès-verbaux destinés à servir en justice ou ailleurs seront signés par l’administrateur unique.

Article 27—Représentation

27.1 La Société sera engagée en toutes circonstances vis-à-vis des tiers par (i) la signature de l’administrateur unique ou, si la Société dispose de plusieurs administrateurs, par la signature conjointe de deux administrateurs quelconques, ou par la signature conjointe d’un (1) adminsitrateur de classe A et d’un (1) administrateur de classe B, si applicable, ou (ii) par la signature conjointe ou individuelle de toute personne à qui de tels pouvoirs de signature auront été délégués par le conseil d’administration (y compris en vertu de la création de comité(s)) et ce dans les limites des pouvoirs qui leur auront été conférés.

27.2 Dans les limites de la gestion journalière, la Société sera engagée vis-à-vis des tiers par la signature de toute personne à qui de tels pouvoirs de signature auront été délégués, agissant conjointement ou individuellement dans les limites des pouvoirs qui leur auront été conférés.

TITRE V. AUDIT ET SUPERVISION

Article 28—Commissaire aux comptes

28.1 Les opérations de la Société seront supervisées par un ou plusieurs commissaires aux comptes. L’assemblée générale des actionnaires nomme le(s) commissaire(s) aux comptes et fixe la durée de leurs mandats, qui ne peut excéder six (6) ans.

28.2 Le commissaire aux comptes peut être révoqué à tout moment, sans préavis et avec ou sans motif, par l’assemblée générale des actionnaires.

28.3 Le commissaire aux comptes dispose d’un droit illimité et permanent de supervision et de contrôle des opérations de la Société.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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28.4 Si l’assemblée générale des actionnaires de la Société nomme un ou plusieurs réviseur(s) d’entreprise agréé(s) conformément à l’article 69 de la loi du 19 décembre 2002 concernant le registre de commerce et des sociétés et la comptabilité et les comptes annuels des entités, telle que modifiée, alors la nomination d’un commissaire aux comptes n’est pas nécessaire.

28.5 Un réviseur d’entreprise agréé ne peut être révoqué par l’assemblée générale des actionnaires qu’avec motifs et avec son accord.

TITRE VI. EXERCICE SOCIAL—COMPTES ANNUELS—ALLOCATION DES BENEFICES—DIVIDENDS INTERIMAIRES

Article 29—Exercice social

L’exercice social de la Société commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.

Article 30—Comptes annuels et allocation des bénéfices

30.1 A la fin de chaque exercice social, les comptes sont clôturés et le conseil d’administration prépare le bilan et le compte de profits et pertes de la Société ainsi qu’un inventaire comprenant une indication de la valeur des actifs et des passifs de la Société, tel que requis par la Loi.

30.2 Il sera prélevé sur le bénéfice net annuel de la Société cinq pourcents (5%) au moins qui seront affectés à la réserve légale. Ce prélèvement cessera d’être obligatoire lorsque la réserve légale aura atteint dix pourcents (10%) du capital social de la Société.

30.3 Les sommes allouées à une réserve de la Société peuvent être également allouées à la réserve légale.

30.4 En cas de réduction du capital social, la réserve légale de la Société peut être réduite proportionnellement afin qu’elle n’excède pas dix pourcents (10%) du capital social.

30.5 Sur recommandation du conseil d’administration, l’assemblée générale des actionnaires déterminera comment le restant des bénéfices de la Société sera affecté, en conformité avec la Loi et les Statuts.

30.6 Les distributions doivent être réalisées au bénéfice des actionnaires en proportion du nombre d’actions qu’ils détiennent dans la Société.

Article 31—Dividende intérimaire, prime d’émission et primes assimilées

31.1 Le conseil d’administration peut décider de payer des dividendes intérimaires sous les conditions et dans les limites fixées par la Loi.

31.2 Toute prime d’émission, prime assimilée ou autre réserve distribuable de la Société peut être librement distribuée aux actionnaires sous les conditions et dans les limites fixées par la Loi et les Statuts.

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)

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TITRE VII. LIQUIDATION

Article 32—Liquidation

32.1 En cas de dissolution de la Société conformément à l’article 3.2 des Statuts, la liquidation sera effectuée par un ou plusieurs liquidateurs nommés par l’assemblée générale des actionnaires qui fixera leurs pouvoirs et leur rémunération. Sauf disposition contraire de la résolution des actionnaires ou de la Loi, les liquidateurs ont les pouvoirs les plus étendus pour la réalisation des actifs et l’apurement du passif de la Société.

32.2 Le surplus résultant de la réalisation des actifs et de l’apurement du passif de la Société sera versé aux actionnaires proportionnellement au nombre d’actions détenues par chaque actionnaire de la Société.

TITRE VIII. CLAUSE FINALE – LOI APPLICABLE

Article 33—Loi applicable

Il est fait référence aux dispositions de la Loi pour toutes les questions pour lesquelles aucune disposition spécifique n’est prévue dans les Statuts.

Pour copie conforme:

Luxembourg, le 26 août 2019

Pour la société:

Maître Carlo WERSANDT

(notaire)

Maître Carlo WERSANDT, notaire à Luxembourg (Grand-Duché de Luxembourg)